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Prospectus Supplement No. 4                    Filed Pursuant to Rule 424(b)(3)
(to Prospectus dated March 19, 1999)           Registration No. 333-74697


                    Pennsylvania Real Estate Investment Trust
                Distribution Reinvestment and Share Purchase Plan



         Effective February 21, 2005, Wells Fargo Bank, National Association has been appointed as plan administrator of the Pennsylvania Real Estate Investment Trust Distribution Reinvestment and Share Purchase Plan.

         If you would like to receive a copy of the entire prospectus, please call us at (215) 875-0735 or toll free at (866) 875-0700 Extension 735. If you have any further questions regarding the plan, please contact us or the plan administrator at the addresses set forth below:

                      Pennsylvania Real Estate Investment Trust
                      Attention: Jean Dardzinski, Director of Investor Relations The Bellevue, 200 South Broad Street
                      Philadelphia, PA   19102

                      Wells Fargo Bank, National Association
                      Investment Plan Service Department
                      P.O. Box 64856 St. Paul, MN 55164-0856
                      Phone: (800) 468-9716


            The date of this prospectus supplement is March 16, 2005